FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                     REPUBLIC SECURITY FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

               FLORIDA                                    59-2335075
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

4400 CONGRESS AVENUE, WEST PALM BEACH, FLORIDA               33407
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(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered

    NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                  7% CUMULATIVE CONVERTIBLE PREFERRED SERIES C
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                                (Title of class)



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             DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Preferred Stock is set forth under the caption "Description of Securities" in the Registrant's Prospectus, dated November 6, 1995, as contained in the Registrant's Registration Statement on Form S-1 (File No. 33-62847) filed with the Securities and Exchange Commission. Such description is incorporated by reference in response to this item.

                                    EXHIBITS

         The securities to be registered are being registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934 and will be quoted on the NASDAQ National Market, on which other securities of the Registrant are also quoted. Therefore, the following exhibits will be filed with each copy of this registration statement filed with the Securities and Exchange Commission or with the NASDAQ National Market.

         (1) Articles of Incorporation and Bylaws of the Registrant (incorporated by reference to Registration Statement on Form S-1, File No. 2-99505).

         (2)      Specimen of 7% Cumulative Convertible Preferred Stock,
                  Series C (incorporated by reference to Registration Statement on Form S-1, File No. 33-62847).

         (3) Statement of Preferred Stock Designations (incorporated by reference to Registration Statement on Form S-1, File No. 33-62847).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       (Registrant)

                                       REPUBLIC SECURITY FINANCIAL CORPORATION

                                       By: /s/ RUDY E. SCHUPP
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                                           Rudy E. Schupp
                                           President and Chief Executive Officer

Date NOVEMBER 6, 1995